Exhibit 4.1

WARRANT CERTIFICATE

To Purchase

Shares of Common Stock

MediciNova Inc.

(the “Corporation”)

#W-—	Warrant to Purchase — Shares of Common Stock

THIS IS TO CERTIFY that, for value received, the receipt and sufficiency of which is hereby acknowledged, — (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth below, to subscribe for and purchase from the Corporation — (—) shares of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), by surrendering to the Corporation at its principal office in the City of San Diego, State of California this Warrant Certificate, together with a subscription form, duly completed and executed, and cash or a certified check in lawful money of the United States payable to or to the order of the Corporation for an amount equal to the Exercise Price (as hereinafter defined) multiplied by the number of Common Stock then being purchased.

1. Definitions. In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent herewith, the following terms shall have the following meanings, respectively:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, NY are authorized or required by law to remain closed.

“Common Stock” has the meaning ascribed thereto in the introductory paragraph hereto;

“Capital Reorganization” means: (i) any reclassification of the Common Stock at any time outstanding; (ii) any change of the Common Stock at any time outstanding into other shares or securities; (iii) any sale of all of the Common Stock at any time outstanding to a third party; or (iv) any consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Stock or a change of the Common Stock into other shares or securities) and, for the avoidance of doubt, the term “Capital Reorganization” shall not include a Share Reorganization;

“Conversion Notice” has the meaning ascribed thereto in Section 3(b);

“Corporation” means MediciNova, Inc., a corporation incorporated under the laws of Delaware;

“Exercise Price” has the meaning ascribed thereto in Section 2;

“Holder” has the meaning ascribed thereto in the introductory paragraph hereto;

“Nasdaq” means the Nasdaq Global Market;

“Share Reorganization” has the meaning ascribed thereto in Section 7(b);

“Subscription Form” means the form of subscription annexed hereto as Schedule A; and

“Warrant” means the common share purchase warrant represented by this Warrant Certificate.

2. Exercise Price. The Warrant represented by this Warrant Certificate entitles the Holder to subscribe for and purchase — shares of Common Stock at a price per share of $— (the “Exercise Price”), which price shall be subject to adjustment as hereinafter provided.

3. Expiration of Warrants. All rights under this Warrant Certificate which have not been exercised shall cease and this Warrant Certificate shall be wholly void and of no valid or binding effect at 5:00 PM (Pacific Daylight Time) on March —, 2016.

4. Exercise of Warrants.

(a)	Cash Exercise. The Warrant represented by this Warrant Certificate may be exercised, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed, at the principal office of the Corporation at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122 and payment to the Corporation, by cash or by certified check or bank draft, of the aggregate Exercise Price for the number of shares of Common Stock in respect of which the Warrant is being exercised. The Corporation agrees that any shares subscribed for and purchased by exercise of the Warrant shall be and be deemed to be issued to the Holder as the registered owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. Certificates for any shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) Business Days, after the Warrant has been so exercised.

(b)	Cashless Exercise. If a registration statement registering the issuance of the shares of Common Stock that are the subject of the Subscription Form (the “Warrant Shares”) is not available for the issuance of such Warrant Shares (it being understood that the Corporation has no obligation to file with the Securities & Exchange Commission or have declared effective any such registration statement), then the Warrant represented by this Warrant Certificate may be exercised, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form duly executed and completed to indicate that the Holder is exercising the Warrant or a portion thereof on a cashless basis pursuant to this Section 4(b), at the principal office of the Corporation at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122 The number of shares of Common Stock issuable upon the cashless exercise of the Warrant or any portion thereof pursuant to this Section 4(b) shall be calculated using the formula:

X =	Y (A-B)
A

where:

X	=	The number of shares of Common Stock to be issued to the Holder

Y	=	The number of shares of Common Stock otherwise issuable upon exercise of the Warrant (or, if only a portion of the Warrant is being exercised, on exercise of that portion of the Warrant)

A	=	The Current Market Price on the exercise date, which shall be the arithmetic average of the closing sale prices of the Common Stock as reported by Nasdaq for the ten (10) consecutive trading days ending on the date immediately preceding the date of the Subscription Form.

B	=	The Exercise Price on the exercise date

(c)	Unexercised Warrants. In the event that the Warrant is exercised for less than the maximum number of shares of Common Stock which may be purchased pursuant to the exercise thereof, the Corporation shall, upon the surrender of this Warrant Certificate in accordance with Section 4(a) or 4(b), issue a replacement warrant certificate representing the right to subscribe for the remaining number of shares of Common Stock which the Holder is entitled to subscribe for.

5. Not a Stockholder. For the avoidance of doubt, nothing in this Warrant Certificate or in the holding of the Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a stockholder of the Corporation.

6. No Fractional Shares. Notwithstanding any provisions to the contrary herein, the Corporation shall not be required to issue any fractional shares in the capital of the Corporation in connection with any exercise of the Warrant. If the calculation of the number of shares of Common Stock issuable upon such exercise results in a number which includes a fraction of whole shares, the Corporation shall issue to the Holder the largest number of whole shares into which the Warrant is exercisable and make a cash payment to the Holder in lieu of the fractional share in an amount determined in good faith by the Corporation’s board of directors.

7. Adjustment of Subscription Rights.

(a)	Capital Reorganization. If at any time while all or any portion of the Warrant remains outstanding there shall be a Capital Reorganization and the Holder exercises the Warrant after the effective date of such Capital Reorganization, the Holder shall be entitled to receive, in lieu of the number of shares of Common Stock to which it was theretofore entitled to receive upon such exercise, the kind and amount of securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of shares of Common Stock to which the Holder was theretofore entitled to receive upon exercise of the Warrant pursuant to Section 4(a).

(b)	Share Reorganization. If at any time while all or any portion of the Warrant remains outstanding the Corporation shall (i) subdivide the Common Stock then outstanding into a greater number of shares of Common Stock or (ii) consolidate the Common Stock then outstanding into a lesser number of shares of Common Stock (each such event, a “Share Reorganization”), then:

(i)	the Exercise Price will be adjusted on the effective date of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately before giving effect to the Share Reorganization and (B) the denominator of which is the number of shares of Common Stock outstanding immediately after giving effect to the Share Reorganization; and

(ii)	concurrent with each adjustment of the Exercise Price in accordance with subparagraph 8(b)(i), the number of shares of Common Stock the Holder shall be entitled to acquire on any exercise of the Warrant shall be adjusted to that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock the Holder was entitled to acquire upon the exercise of the Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is Exercise Price resulting from such adjustment.

(c)	Dividend or Distributions Payable in Common Stock. If at any time while all or any portion of the Warrant remains outstanding the Corporation shall pay a dividend or otherwise make a distribution on the Common Stock or any other securities of the Corporation payable in Common Stock, then:

(i)	the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of shares of Common Stock outstanding immediately before giving effect to such dividend or distribution and (B) the denominator of which is the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution; and

(ii)	concurrent with each adjustment of the Exercise Price in accordance with subparagraph 8(c)(i), the number of shares of Common Stock the Holder shall be entitled to acquire on any exercise of the Warrant shall be adjusted to that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock the Holder was entitled to acquire upon the exercise of the Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is Exercise Price resulting from such adjustment.

Any adjustment made pursuant to this Section 7(c) shall be made on the payment date for the applicable dividend or distribution; provided, however, that such adjustment shall be retroactive to the record date for such dividend or distribution.

(d)	Rules Regarding Adjustment of Subscription Rights.

(i)	The adjustments provided for in this Section 7 are cumulative and shall be made successively whenever an event referred to herein shall occur.

(ii)	In the event of any dispute arising with respect to the adjustments provided in this Section 7, such dispute will, absent manifest error, be conclusively resolved by a firm of certified public accountants (the costs of whom will be borne by the Corporation) appointed by the Corporation (who may be the Corporation’s auditors).

(iii)	As a condition precedent to the taking of any action which would require any adjustment pursuant to this Section 7, the Corporation will take any corporate action which may, in the opinion of counsel, be necessary in order that the securities to which the Holder is entitled on the full exercise of the Warrant shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

(iv)	Any adjustment pursuant to this Section 7 is subject to the prior approval, if required, of Nasdaq or any other stock exchange or regulatory authority having jurisdiction over the Corporation.

(v)	As promptly as reasonably practicable after the occurrence of any event which requires an adjustment pursuant to this Section 7, the Corporation will deliver a written notice to the Holder specifying in reasonable detail the nature of the event requiring the adjustment and the amount of the adjustment necessitated by such event.

8. Mutilated or Missing Warrant Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, acting reasonably, or, in the case of any such mutilation, upon surrender of this Warrant Certificate, the Corporation will issue to the Holder a new certificate of like tenor in respect of the Warrant represented hereby.

9. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule.

10. Severability. If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed and (b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

11. Headings. The headings of the sections, subsections, paragraphs, subparagraphs and clauses of this Warrant Certificate have been inserted for convenience of reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

12. Numbering of Articles, etc. Unless otherwise stated, a reference herein to a numbered or lettered Section, subparagraph or Schedules refers to the section, subparagraph or schedule bearing that number or letter in this Warrant Certificate.

13. Words Importing the Singular. Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural and vice versa.

14. Day not a Business Day. In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

15. Binding Effect. This Warrant Certificate and all of its provisions shall inure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors and permitted assigns.

IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated the — day of March 2011.

MEDICINOVA, INC.

By:

SCHEDULE A

MediciNova, Inc.

Subscription Form

(to be signed only upon exercise of this Warrant)

The undersigned hereby exercises the Warrant represented by the Warrant Certificate included herewith with respect to:

(a)	pursuant to Section 4(a) (Cash Exercise) of the Warrant Certificate, shares of the Common Stock which may be purchased under the Option;

(b)	pursuant to Section 4(b) (Cashless Exercise) of the Warrant Certificate, shares of the Common Stock which may be purchased under the Option (with the number of shares of Common Stock to be issued pursuant to such exercise to be calculated in accordance with Section 4(b) of the Warrant Certificate)

The Corporation is instructed to issue certificates for such shares of Common Stock in the name of the undersigned and to deliver the same to the address indicated.

Name

Street and Number City and State

Purchaser’s Signature*

Date

*	Signature must conform exactly with the name of the registered owner on the Warrant Certificate included herewith